EXHIBIT 99.1
PRESS RELEASE

Gran Tierra Energy Expands Into Colombia with Agreement to Acquire Argosy Energy International

Acquisition to Increase Production to 2,600 Barrels Per Day and Increase Land Position For Future Drilling to 1.7 Million Acres

CALGARY, Alberta, April 3, 2006 Gran Tierra Energy, Inc. (OTC Bulletin Board: GTRE.OB) today announced the Company has reached an agreement to purchase Argosy Energy International. Argosy holds a diverse portfolio of producing properties, drill-ready prospects and exploration acreage in Colombia. Argosy's oil production in 2005 averaged 1,070 barrels per day (net before royalty); remaining proven reserves at December 31 2005 are estimated at 2.80 million barrels with probable reserves of 1.63 million barrels (net before royalty, according to independent estimates). Argosy's net land position is approximately 153,000 acres.

The agreement to acquire Argosy is Gran Tierra's third acquisition agreement since February 15th 2006. Upon completion of the announced acquisitions, Gran Tierra's share of production (before royalty) is expected to increase to approximately 2,600 barrels of oil equivalent per day from the current 330 barrels per day. Remaining proven reserves are estimated to increase to approximately 6.5 million barrels of oil equivalent (before royalty, natural gas conversion 20:1) and Gran Tierra's land inventory is expected to increase to 1.7 million net acres.

Terms of the acquisition include a payment of $37.5 million cash plus $3.5 million paid in common shares of Gran Tierra and certain overriding and net profit interests in the acquired assets valued at $1 million. Closing is scheduled to occur on or prior to May 31, 2006 and is subject to customary closing conditions.

Dana Coffield, President and Chief Executive Officer of Gran Tierra stated, "We are extremely excited about the addition of Argosy International's assets and people into our company. Argosy is an experienced and qualified operator in Colombia. The company provides an exceptional mix of personnel, projects and upside in a country with a wealth of both proven and unproven potential and attractive fiscal terms. In a single transaction, Gran Tierra will have an immediate presence and stature in Colombia, a portfolio of production and exploration opportunities and a significant platform for future drilling and acquisitions, providing a perfect complement to our growing business in Argentina. After only five months as a public company, we are poised for an eight-fold increase in production and nearly ten-fold increase in reserves. Today we are announcing a significant expansion into a country we had identified as a target. We intend to continue moving our business plan forward, positioning our company for continued growth in South America."

Jay Chaffee, President of Argosy Energy added, "From the beginning of discussions with Gran Tierra, the ownership of Argosy has been impressed with the vision and commitment of its management, staff and Board, as well as their drive and their record of success. The combination of our two companies is a bringing together of the business acumen and technical know-how of Gran Tierra with the assets and significant in-country experience of Argosy. This is truly a win-win outcome; an amalgamation of two complementary teams and portfolios. On behalf of the entire Argosy team, I welcome Gran Tierra to Colombia, and I eagerly look forward to the future of our new company."

Argosy International has been an operator in Colombia since 1983. Current oil production is from two contract areas in the Putamayo region of the country, at Santana and Guayuyaco. Production at Santana is from a total of four oil fields and a single field is currently producing in the Guayuyaco area. The company holds a 35% working interest and is operator in both areas. Argosy's prospective assets include a 50% participation in the Rio Magdalena Contract, a 20% interest in the Talora Block and a 50% participation in the Chaza Block. Argosy is in the process of finalizing drilling plans for one prospect in the Rio Magdalena area. Two drill-ready prospects have been identified in the Guayuyaco area and are planned for late-2006/early-2007. Several other prospects and leads have been identified across Argosy's exploration acreage.

Argosy recorded net income of $5.0 million in 2005 from oil sales of $11.9 million. Cash flow from operations for the year was $9.5 million. The company has no long-term debt.

About Gran Tierra Energy, Inc.

Gran Tierra Energy, Inc. is an international oil and gas exploration and production company, headquartered in Calgary, Canada, incorporated and traded in the United States and operating in South America. The Company currently holds interests in producing and non-producing properties in Argentina and is pursuing a strategy that focuses on establishing a portfolio of producing properties, and development and exploration opportunities, through selective acquisitions, to provide a base for future growth.

Gran Tierra initiated three acquisitions in the first quarter of 2006: one significant acquisition of producing properties in Argentina to expand and broaden its activities in the Noroeste region of the country; one smaller "tuck-in" acquisition, also in the Noroeste Basin, providing additional production and drilling opportunities; and this third acquisition of Argosy International, which provides a sizeable entry for the company into Colombia. Each of these acquisitions is consistent with Gran Tierra's business plan to establish a critical mass in selected countries in South America, acquiring a portfolio of exploration and development opportunities where future activity and drilling can add value, and supplementing acquisitions with cash flow from producing properties.

A total of nine (gross) wells have been planned for 2006/early-2007 across all pending property acquisitions, in addition to well workovers and other production enhancement plans that are expected to add to production and reserves. The corresponding capital budget net to Gran Tierra is approximately $25 million.

Gran Tierra is continuing to assess growth opportunities and expects to continue its strategy of moving aggressively and sensibly to build a diverse, self-sustaining and active international oil and gas company. Additional information concerning Gran Tierra is available at http://www.grantierra.com. Investor inquiries may be directed to info@grantierra.com or 1-800-916-GTRE(4873).

Forward Looking Statements

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the Company's ability to exploit oil and gas exploration opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but no limited to, failing to discover reserves that may be extracted on a commercially viable basis, inaccurately estimating oil and gas reserves, intense competition, environmental risks and general economic conditions including the price of oil and gas. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission, including those risks set forth in the Company's Current Report on Form 8-K filed on November 10, 2005, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. We undertake no obligation to update these forward looking statements.